EXHIBIT 10.3

          MISSOURI FUTURE ADVANCE DEED OF TRUST AND SECURITY AGREEMENT

         THIS MISSOURI FUTURE ADVANCE DEED OF TRUST AND SECURITY AGREEMENT SECURES FUTURE ADVANCES AND FUTURE OBLIGATIONS AND SHALL BE GOVERNED BY SECTION
443.055 R.S.MO., AS AMENDED. THE TOTAL PRINCIPAL AMOUNT OF THE PRESENT AND FUTURE ADVANCES AND OBLIGATIONS WHICH MAY BE SECURED HEREBY IS $45,000,000.

         THIS MISSOURI FUTURE ADVANCE DEED OF TRUST AND SECURITY AGREEMENT (this "Deed of Trust") is made as of the 11th day of May, 2001, by and between SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation ("Grantor") having a mailing address of 795 Office Parkway, St. Louis, Missouri 63141 and Joseph J. Trad, as trustee ("Trustee") having a mailing address of 500 North Broadway, Suite 2000, St. Louis, Missouri 63102, and REUTERS HOLDINGS SWITZERLAND SA, a societe anonyme organized under the laws of Switzerland ("Beneficiary") having a mailing address of c/o Reuters America Inc., The Reuters Building, 3 Times Square, 20th Floor, New York, New York, 10036, Attn: Mr. David Distel.

                                   WITNESSETH:

         WHEREAS, Savvis Communications Corporation, a Delaware Corporation ("Borrower"), Beneficiary and others entered into that certain Securities Purchase Agreement dated as of May 16, 2001 (as amended from time to time, the "Securities Purchase Agreement") pursuant to which Borrower agreed to sell and issue to Beneficiary certain Notes (as defined in the Securities Purchase Agreement), including certain 12% Convertible Senior Secured Notes in the principal amounts set forth in the Securities Purchase Agreement (the "Convertible Senior Secured Notes");

         WHEREAS, Borrower has agreed under the Securities Purchase Agreement that it will, substantially concurrently with its actual or constructive receipt of the proceeds from the sale of and/or the loan proceeds available as a result of the issuance of such the Convertible Senior Secured Notes, contribute or otherwise make available to Grantor, all such proceeds exclusive of $5,000,000 which Grantor may utilize as Borrower determines on a basis consistent with the Securities Purchase Agreement; and

         WHEREAS, Beneficiary will not enter into the Securities Purchase Agreement and will not provide to Borrower the funds contemplated to be provided under the Securities Purchase Agreement unless and until Grantor delivers to Beneficiary and Beneficiary receives from Grantor this Deed of Trust; and

         WHEREAS, Grantor is a wholly owned subsidiary of Borrower and has determined that it is in the best interest of Grantor for Borrower to receive the funds contemplated under the Securities Purchase Agreement and acknowledges that Grantor is effecting the grant of this Deed of Trust in consideration for, and has received value for the grant hereunder as a result of, the loan by Beneficiary to Borrower contemplated under the Securities Purchase Agreement; and

         WHEREAS, to induce Beneficiary to provide the funds contemplated to be delivered under the Securities Purchase Agreement Grantor is willing to deliver this Deed of Trust to Beneficiary; and

         WHEREAS, the parties intend that this conveyance shall secure the performance and payment of the covenants, sums, and obligations of the Borrower under the provisions of the Convertible Senior Secured Notes and all extensions, renewals or modifications of all or part of said Convertible Senior Secured Notes and any additional Notes that may be issued according to the terms set forth in the

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Securities Purchase Agreement (hereinafter the Notes (as defined in the
Securities Purchase Agreement) including said Convertible Senior Secured Notes, and any renewals, extensions or modifications thereof are collectively referred to as the "Notes"), and all obligations of Grantor now or hereafter owing to Beneficiary under the Notes including any additional amounts which Beneficiary may be permitted to advance now or hereafter to preserve and protect the lien and encumbrance hereof or according to the terms of this Deed of Trust (collectively, the "Indebtedness"). THIS DEED OF TRUST IS A MORTGAGE OF INTERESTS IN IMPROVEMENTS ONLY AND SECURES FUTURE ADVANCES AND FUTURE OBLIGATIONS PURSUANT TO SECTION 443.055 OF THE MISSOURI REVISED STATUTES. THE TOTAL PRINCIPAL AMOUNT OF THE FUTURE ADVANCES AND FUTURE OBLIGATIONS WHICH MAY BE SECURED HEREBY IS FORTY-FIVE MILLION DOLLARS ($45,000,000.00);

         NOW, THEREFORE, as security for the Indebtedness, and in consideration thereof, and the sum of Ten Dollars ($10.00) in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor by these presents does hereby REMISE, RELEASE AND QUIT CLAIM, unto Trustee, his successors and assigns, IN TRUST, forever, the Grantor's interest, if any, in (1) all buildings, improvements and structures present as of the date of this Deed of Trust on that certain land situated in the County of St. Louis, State of Missouri as more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Land") and constructed by or on behalf of Grantor pursuant to or substantially in accordance with the plans and specifications dated September 9, 1999 and prepared by Rivkin/Weisman, P.C. and ACI Boland, Inc. for the project located at Phantom Drive and J. S. McDonnell Boulevard, Hazelwood, Missouri and all buildings, improvements and structures hereafter, erected, situated or placed at any time by or on behalf of Grantor on the Land (collectively, "Buildings" and individually "Building"); and (2) the fee simple title to all or any portion of the Land (collectively, the "Mortgaged Property").

         Notwithstanding the foregoing, the Mortgaged Property shall not include any or all of the following:

         (a) furniture, fixtures, equipment and personal property, including without limitation, replacements and substitutions therefor, and all leases thereof and all rents, revenues, income, profits, royalties, deposits and proceeds therefrom, now or hereafter owned or leased (i) by GE Capital Corporation or by any one or more third party lessors, their respective successors and assigns, and leased to Grantor or Bridge Information Systems America, Inc., a Delaware corporation, as lessee, whether under an operating lease, a capital lease or a synthetic lease, and/or (ii) by Grantor or any person or entity occupying or using any part of the Building by or through Grantor (or its lessees, successors or assigns) and/or any person or entity holding an ownership or security interest in any Excluded Property;

         (b) any subleases of any properties described in (a) of this paragraph to Grantor, its successors and assigns, as sublessee;

         (c) all furniture, fixtures, equipment and personal property, including without limitation, replacements and substitutions therefor, and all leases thereof and all rents, revenues, income, profits, royalties, deposits and proceeds therefrom subject to a security interest granted by, or that either Grantor or Borrower is obligated to grant, in either case, pursuant to a security agreement or an other agreement effective prior to or as of the date of this Deed of Trust;

         (d) all real, personal, tangible and intangible property of any kind that is in any way pledged pursuant to any of the agreements described on Exhibit B attached hereto and incorporated into this Deed of Trust by this reference; and

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         (e) all real, personal, tangible and intangible property of any kind that is in any way, but only to the extent, encumbered by that certain first deed of trust by Bridge Data Company, a Delaware corporation ("Bridge") in favor of Harris Trust and Savings Bank dated July 28, 2000 (the "First Deed of Trust") and any renewals, modifications, replacements, and extensions of such First Deed of Trust all of the foregoing being the ("Excluded Property"). The Excluded Property is not a part of the Mortgaged Property for any purpose under this Deed of Trust. Upon the from time to time request of Grantor, Beneficiary will execute and deliver to Grantor such written confirmations of the foregoing to the extent Grantor reasonably deems necessary and appropriate.

         TO HAVE AND TO HOLD the Mortgaged Property and every part thereof unto Trustee, his successors and assigns, forever, IN TRUST, nevertheless, to secure the payment of the Indebtedness and the performance and observance by Grantor of every covenant and condition herein contained.

COVENANTS. Grantor hereby expressly covenants and agrees with Trustee and Beneficiary that:

(1) PERFORMANCE OF OBLIGATIONS. Grantor will duly perform all of its obligations under this Deed of Trust in accordance with the terms hereof.

(2) DUE ON SALE OR ENCUMBRANCE. Grantor will not, without the prior written consent of Beneficiary, transfer, convey or otherwise part with title to any of the Mortgaged Property, or any portion thereof or ownership interest therein, or create or permit or allow to exist or to be created any mortgage, deed of trust, pledge or other lien or encumbrance on any of the Mortgaged Property, other than this Deed of Trust, and Grantor will not suffer or permit any mechanic's or materialmen's lien or any other lien of any nature whatsoever to attach to any of the Mortgaged Property or to remain outstanding against the same or any part thereof; provided, however, Grantor shall not be in default under this Deed of Trust as a result of the filing of any mechanic's or materialmen's liens against or otherwise encumbering any of the Mortgaged Property arising out of the construction by or for the benefit of Grantor of the Building to the extent of any such construction completed as of the date of this Deed of Trust; provided, however, Grantor shall pay the amounts resulting in such liens or otherwise bond over such liens to the extent necessary to prevent the foreclosure of any such liens. Beneficiary hereby consents to arrangements between Grantor and a third party providing for (i) the installation in the Building of communications and/or computer equipment owned or leased by third parties (including communications and/or computer equipment leased by Grantor to such third parties) to enable Grantor to provide such third parties with broadband connectivity to the internet, IP VPN services, and/or all other internet, intranet and extranet facilities and equipment and/or services then currently being provided by Grantor; (ii) the use, maintenance, repair, and operation of such communications and/or computer equipment by such third parties and/or by Grantor; and (iii) a grant by Grantor to such third parties of the right to have actual and/or virtual access to the Building and to such communications and/or computer equipment (each such third party is a "Co-location Party"; the equipment of, owned, leased or otherwise belonging to the Co-location Party is the "Co-location Equipment" and the arrangements between Grantor and a Co-location Party consistent with (i)-(iii) above being the "Permitted Co-location Arrangements"). Notwithstanding the foregoing, Permitted Co-location Arrangements may be effected whether or not Grantor provides managed hosting services to the Co-location Party.

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(3)      INSURANCE. Until this Deed of Trust has been released in accordance with Paragraph 17 below, Grantor shall maintain the following insurance and otherwise comply with the provisions of this Section (3):

                  (i) Grantor shall provide and maintain, at Grantor's sole cost and expense throughout the duration of this Deed of Trust, commercial general liability insurance, including blanket contractual liability coverage (or its equivalent) specifically endorsed to provide coverage for the obligations assumed by Grantor pursuant to this Deed of Trust, against claims and liability for personal injury, bodily injury, death, or property damage occurring on, in, or about the Mortgaged Property, with limits of liability of not less than Five Million Dollars ($5,000,000.00) for liability arising out of any one occurrence;

                  (ii) insurance insuring Grantor against loss or damage to the Mortgaged Property by fire, lightning, windstorm, hail, explosion, aircraft, smoke, vandalism, malicious mischief, vehicle damage and other risks from time to time included under a so called "Special Form Causes of Loss" policy (or its equivalent) together with earthquake and, if the Mortgaged Property is located in a special flood hazard area, flood insurance and such other similar policies as Beneficiary may reasonably require to protect the Mortgaged Property. Such insurance shall provide coverage in an amount sufficient to prevent Grantor from being a co-insurer of any loss under the policy or policies, but in no event less than 100% of the full replacement cost of the improvements;

                  (iii) At all times during the duration of this Deed of Trust when fuel tanks are located at or on any land on which any Building is constructed, Grantor shall maintain so called "Above Ground Storage Tank Third Party Liability and Cleanup" insurance or its equivalent. Notwithstanding anything to the contrary in this Deed of Trust, such insurance shall be on a claims made basis with a per occurrence limit of at least One Million Dollars ($1,000,000) and a general aggregate limit of at least One Million Dollars ($1,000,000) with reasonable deductibles and reasonable coverage for defense costs.

         All of the foregoing insurance will be issued by an insurance company of recognized financial standing having at least an A+ rating by Best Insurance Reports. Said policies shall be in form as are reasonably acceptable to and approved by Beneficiary. All such insurance policies are assigned to and are to be held by and, to the extent of its interest, for the benefit of and payable in case of loss to the Beneficiary, and Grantor will deliver to Beneficiary such policies, marked "Paid", and new policies as replacement for any expiring policies at least fifteen (15) days before the date of such expiration. All such policies of insurance shall have attached the standard non-contributory first mortgagee clause or its equivalent in favor of Beneficiary, with cancellation only upon at least fifteen (15) days' prior written notice to Beneficiary. All amounts recoverable under any such policies or to which Grantor is otherwise entitled from third parties are hereby assigned to Beneficiary and, in the event of a loss, each insurance company or other third party concerned is authorized and directed to make payment for such loss directly to Beneficiary alone and Beneficiary is hereby authorized to adjust, compromise, receive, collect and sue for the same and Grantor hereby authorizes and directs that such sum or sums be paid to Beneficiary upon presentation of a duly certified copy hereof. Beneficiary is further authorized to endorse Grantor's name upon any check in payment of loss. All loss proceeds received by Beneficiary shall be applied as follows: (i) first, to fund the replacement, repair and restoration to and/or of the Mortgaged Property taken or injured if Grantor elects to effect such replacement, repair and/or restoration, (ii) next, any remaining funds to be applied against the Indebtedness secured hereby to the extent then due and unpaid without the application of any prepayment penalty and applied

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         to principal and interest as provided in the Notes, and (iii) next, any remaining funds to be paid to Grantor. All of the policies of insurance shall be held by Beneficiary as additional security and, in the event of a sale of the Mortgaged Property upon foreclosure, all right, title and interest of Grantor in and to such policies of insurance shall pass to the purchaser at such sale and Grantor irrevocably appoints Beneficiary as attorney-in-fact of Grantor to assign any policies or proceeds thereof to such purchaser.

         The following notice is provided pursuant to Section 427.120, R.S.Mo. As used herein, "you" means Grantor and "we" means Beneficiary: UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

(4) INDEMNITY. Grantor will protect, indemnify, defend and hold harmless Trustee and Beneficiary from and against any and all claims, causes of action, suits, liabilities, damages (exclusive of consequential and incidental damages), losses, costs and expenses (including attorneys'
         fees), of whatever nature, which may arise or result, directly or indirectly by reason of the use or occupation of the Mortgaged Property by Grantor or any part thereof or any failure by Grantor to comply with the covenants contained herein.

(5) REPAIRS. Grantor will at all times keep and maintain the Mortgaged Property and every part thereof in good order, repair and condition, without any liability of Trustee or Beneficiary to any person for damage for failure to repair or for any other cause, and Grantor will promptly make all needed and proper repairs, restorations, renewals and replacements thereof, so that at all times the value of the Mortgaged Property and every part thereof shall be fully preserved and maintained, and Grantor will not cause or permit any waste on or of the Mortgaged Property or otherwise allow the Mortgaged Property, or any part thereof, to depreciate in value by any act or neglect.

(6) COMPLIANCE. Grantor will not use or suffer or permit to be used the Mortgaged Property or any part thereof in any manner inconsistent with the rights of Trustee or Beneficiary hereunder, or in violation of the provisions of any insurance policy or any rules or regulations of insurance underwriters, and will comply with, and maintain, use and cause the Mortgaged Property to at all times be in compliance with all laws, ordinances, rules, regulations, orders and directions of any legislative, executive, administrative or judicial body, officer or department applicable to the Mortgaged Property or to the uses or purposes thereof.

(7) CONDEMNATION. In the event the Mortgaged Property, or any part thereof, be taken through condemnation proceedings or by virtue of the exercise of the right of eminent domain or pursuant to governmental action, any and all amounts awarded in any such condemnation proceeding for the taking of the Mortgaged Property, or any part thereof, are hereby assigned to and shall be paid to Beneficiary, and when received by Beneficiary, shall be applied as follows: (i) first, to fund the replacement, repair and restoration to and/or of the Mortgaged Property taken or injured if

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         Grantor elects to effect such replacement, repair and/or restoration,
         (ii) next, any remaining funds to be applied against the Indebtedness secured hereby to the extent then due and unpaid without the application of any prepayment penalty and applied to principal and interest as provided in the Notes, and (iii) next, any remaining funds to be paid to Grantor.

(8) SEVERABILITY. To the extent that any grant under this Deed of Trust violates the terms of any other agreement to which Grantor is a party as of the date of this Deed of Trust, such grant shall be deemed severed from this Deed of Trust and shall be deemed to be null and void and of no force or effect as of the date of this Deed of Trust and the remainder of this Deed of Trust shall remain in full force and effect to extent permitted by law and this Deed of Trust shall be deemed amended as appropriate to give effect to such severance.

(9) TAXES. Grantor hereby covenants and agrees to pay any and all taxes, assessments, liens and other charges that may be levied or assessed against the Mortgaged Property, or any part thereof, prior to the time the same shall become delinquent, and Grantor shall promptly provide Beneficiary with proof of payment thereof.

(10) CHANGE IN TAXATION LAWS. In the event of the enactment after the date hereof of any law of the State of Missouri or the United States of America imposing a specific tax on notes, bonds, or other evidences of indebtedness or obligations secured by a mortgage or deed of trust on real estate, or in the event the laws now in force relating to taxes on notes, mortgages, bonds, or other evidences of indebtedness or obligations secured by mortgage or deed of trust shall be in any manner changed, or in case such a tax shall be assessed under any existing law, as the result of which Trustee or Beneficiary may become chargeable with the payment of any such taxes, then and in any such event, Grantor covenants and agrees to pay to Trustee or Beneficiary, within thirty (30) days after written notice thereof, the amount of any such tax; provided that if Trustee or Beneficiary shall be required by law to pay any such tax, all moneys so expended shall be due on demand, bear interest at the highest rate set forth in the Notes (or if no rate is specified, at the maximum lawful rate) and shall be secured hereby. In the event Grantor shall fail to pay or cause to be paid or to reimburse Trustee or Beneficiary for advances as aforesaid to pay any such tax or taxes, or if by such law it should be illegal for Grantor to pay any such tax or taxes, then all of the Indebtedness secured hereby shall, at the option of Beneficiary, become immediately due and payable without further notice, anything herein or in the evidences of any indebtedness or other obligations secured by this Deed of Trust to the contrary notwithstanding; provided, however, that Grantor shall not be required to pay any such tax in excess of an amount which when added to the interest paid by Grantor on the Indebtedness would exceed the maximum lawful rate allowed in the State of Missouri.

(11) CURE PAYMENTS. If Grantor shall fail to pay any tax, assessment, lien or other charge levied or assessed against the Mortgaged Property, or any part thereof, or shall fail to keep and perform any of the covenants and conditions herein contained, Trustee or Beneficiary, shall be privileged, but shall not be obligated, to pay any such tax, assessment, lien, rent or other charge, to redeem such property from any sale or foreclosure for taxes or assessments or liens, to effect and pay for insurance required hereunder, to perform or pay for any other obligations, and to make such other disbursements as are necessary or advisable in the opinion of Trustee or Beneficiary to cure any default of Grantor hereunder or protect the lien or the rights of Trustee and Beneficiary hereunder; any and all such sums of money advanced for such purposes by Trustee or Beneficiary shall be deemed additional Indebtedness secured by this Deed of Trust and shall be payable on demand with interest accruing from the time so advanced at the highest rate per annum set forth under the Notes (or if no rate is specified, at the maximum lawful rate), and failure on the part of

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         Grantor to repay the amounts so advanced on demand shall constitute an event of default hereunder; provided, however, nothing herein contained shall be construed as requiring Trustee or Beneficiary to effect such insurance or to advance or expend money or take any action for any of the purposes aforesaid.

(12) FINANCIAL INFORMATION. Grantor shall furnish the financial statements as and when required to be provided by Grantor pursuant to and in accordance with the Securities Purchase Agreement.

(13) SECURITY AGREEMENT. This instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Grantor hereby grants Beneficiary a security interest in said items, whether now owned or hereafter acquired. Grantor agrees that Beneficiary may file this instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified as part of the Mortgaged Property. Any reproduction of this instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Grantor agrees to execute and deliver to Beneficiary, upon Beneficiary's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this instrument, in such form as Beneficiary may require to perfect a security interest with respect to said items. Grantor shall pay all costs of filing such financing statements and any extensions, renewals and amendments thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Without the prior written consent of Beneficiary, Grantor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon the occurrence of an event of default as hereinafter provided, Beneficiary shall have the remedies of a secured party under the Uniform Commercial Code and, at Beneficiary's option, may also invoke the remedies as otherwise provided in this instrument. In exercising any of said remedies, Beneficiary may proceed against the items of property specified as part of the Mortgaged Property separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary's remedies under the Uniform Commercial Code or of the remedies otherwise provided in this instrument.

(14) EXCLUDED PROPERTY. Beneficiary hereby acknowledges that it has no security interest in any of the Excluded Property nor is Grantor's interest or the interest of any third party in any Excluded Property subordinate or subject to this Deed of Trust or any security interest in favor of Beneficiary for Grantor. Beneficiary will execute and deliver to Grantor such reasonable instruments as Grantor may from time to time request confirming the provisions of this Paragraph 14 in such reasonable form as Grantor may request.

(15) GROUND LEASE. Grantor shall have the right, without the prior written consent of Beneficiary, to enter into a ground lease with the fee owner of the Land on such terms as determined to be necessary and appropriate by Grantor. Grantor shall further have the right to record a memorandum of such ground lease in the records of the County of St. Louis, State of Missouri. In such event, such ground lease shall be superior to this Deed of Trust; provided, however, Grantor shall, upon obtaining all necessary third party consents, grant a leasehold deed of trust respecting Grantor's leasehold interest to Beneficiary on such terms and conditions as are mutually acceptable to Grantor and Beneficiary and consistent with the terms of this Deed of Trust.

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(16)     SUBORDINATE TO FIRST DEED OF TRUST. Notwithstanding anything to the contrary in this Deed of Trust, the rights granted by Grantor to Beneficiary under this Deed of Trust respecting all portions of the Mortgaged Property are at all times subject and subordinate to the following: (i) rights and interests of the holder of fee simple title to the Land and to the First Deed of Trust and any renewals, modifications, replacements, and extensions of such First Deed of Trust thereof to the extent that any of the Mortgaged Property is subject to such First Deed of Trust; and (ii) the Missouri Future Advance Deed of Trust dated as of February 19, 2001 and recorded on February 20, 2001 in the records of the St. Louis County Recorder of Deeds as Daily Number 450, as amended ("WCAS Deed of Trust"). Grantor shall not be in default under this Deed of Trust or be deemed to have breached any representations under this Deed of Trust in the event and to the extent that Beneficiary's rights under this Deed of Trust are so subordinate. Further, Beneficiary agrees that it will execute such reasonable agreements and instruments as may be required by Grantor and/or its lenders to further evidence such subordination.

(17) RELEASE. If all of Grantor's covenants and agreements under this Deed of Trust are performed in full and either (i) the debt described in the Convertible Senior Secured Notes is paid when due or (ii) the then outstanding principal amount of the Convertible Senior Secured Notes plus all accrued interest on such principal amount is converted into equity securities of Borrower pursuant to the Notes, then these presents shall be void and this Deed of Trust shall be released with all recording costs associated with recording any necessary release to be paid by Grantor.

(18) NO THIRD PARTY RIGHTS OR INTERESTS AFFECTED. Grantor, by this instrument, does not and does not intend to mortgage, pledge, alter or interfere in any way whatsoever, with the rights of any party(ies) not a party hereto. Specifically and without limitation, Grantor by this instrument does not and shall not be deemed to have taken any action against any property of the estate of Bridge Information Systems, Inc., a Missouri corporation, or any of its affiliates which are debtors-in-possession in bankruptcy cases presently proceeding in the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division, Cases No. 01-0141593-293 through 01-0141614-293, inclusive (collectively, herein the "Debtor"), or to act or attempt to act to (i) take or transfer any interest in property of Debtor's estate, (ii) create, perfect, or enforce any lien against property of Debtor's estate, (iii) create, perfect or enforce any pre-petition lien against property of Debtor's estate, (iv) collect or recover any pre-petition claim against Debtor or its estate, or (v) to set off the interests herein granted against any pre-petition claim against the Debtor. This instrument conveys a quitclaim security interest against the property rights, if any, in the Mortgaged Property and against these rights, if any, only.

(19) DELIVERY OF NON-DISTURBANCE AGREEMENT. Upon the request of Grantor, Beneficiary will execute and deliver a non-disturbance and attornment agreement in favor of all users, occupants and subtenants of the Mortgaged Property confirming that in the event of a foreclosure of this Deed of Trust, the purchaser of the Mortgaged Property at the foreclosure sale will recognize and not disaffirm or disturb either the agreements between Grantor and any such users, occupants and subtenants or the use and occupancy of the Mortgaged Property by such users, occupants and subtenants in accordance with such agreements all of which such agreements and such uses shall continue in full force and effect in accordance with their terms.

(20) COUNTERPARTS. This Deed of Trust may be executed in several counterparts, with signature to one such counterpart being deemed signature to all such counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

(21)     FURTHER ADVANCES. This Deed of Trust is to be governed by Section
         443.055 of the revised Statues of Missouri. In the event Grantee shall receive a notice pursuant to Section 443.055 of the Revised Statues of Missouri terminating this Deed of Trust as security for future advances for future obligations made or incurred after the date of such notice, then upon receipt of such notice, Grantee shall have no further obligation under the Notes, any document evidencing, securing or related to the indebtedness secured by this Deed of Trust notwithstanding anything to the contrary in any such document.

(22) EVENTS OF DEFAULT; REMEDIES. If an event of default as specifically set forth herein shall occur, or in the event any one or more of the following events shall occur (an "event of default"): (a) If default shall be made in the payment of any of the Indebtedness secured hereby, or any interest thereon, as and when the same shall become due and payable, whether by reason of demand, acceleration or otherwise; (b) If default shall be made by Grantor in the due performance or observance of any covenant, agreement or condition herein contained or required to be performed or observed by Grantor and such default shall continue for a period of ten (10) days after the date of the mailing of a written notice addressed to Grantor at the address hereinabove set forth, or to such other address as may be designated by Grantor in written notice delivered to Beneficiary; (c) If Grantor interest in the Mortgaged Property shall pass by operation of law as the result of any creditor's action, suit or proceeding or if any of the foregoing shall occur with respect to any guarantor of the Indebtedness secured hereby; (d) If the Mortgaged Property or any portion thereof or ownership interest therein is sold, transferred, assigned or in any manner conveyed without the prior written consent of Beneficiary; (e) If a default or event of default shall occur under or within the meaning of any other deed of trust or mortgage covering any of the Mortgaged Property after giving effect to all applicable cure periods; (f) the occurrence of an event of default under the Notes after giving effect to all applicable cure periods; or (g) if pursuant to ss. 443.055 R.S.Mo., as amended, Grantor shall notify Beneficiary of Grantor's election to terminate the operation of this Deed of Trust as security for future advances or future obligations;

THEN, AND IN EACH AND EVERY SUCH EVENT: (1) All of the Indebtedness then outstanding and unpaid and all accrued and unpaid interest thereon shall, at the option of Beneficiary, become and be due and payable immediately, anything in the Notes evidencing any of the Indebtedness or in this Deed of Trust to the contrary notwithstanding; (2) Upon demand of Trustee or Beneficiary, Grantor shall forthwith surrender to Beneficiary the actual possession of all of the Mortgaged Property and it shall be lawful (whether or not Grantor has so surrendered possession) for Beneficiary, either personally or by agents or attorneys, forthwith to enter into or upon the Mortgaged Property and to exclude Grantor, the agents and servants of Grantor, and all parties claiming by, through or under Grantor, wholly therefrom, and Beneficiary shall thereupon be solely and exclusively entitled to possession of said Mortgaged Property and every part thereof, and to use, operate, manage and control the same, either personally or by managers, agents, servants or attorneys, to the fullest extent authorized by law; and upon every such entry, the Beneficiary may, from time to time, at the expense of Grantor, make all necessary and proper repairs and replacements to the Mortgaged Property as Beneficiary in its discretion sees fit, and any amounts so expended shall be due on demand, bear interest at the post-maturity rate set forth in the Notes and shall be secured hereby; (3) Trustee, at the request of Beneficiary, shall proceed to sell, either by himself or by agent or attorney, the Mortgaged Property or any part(s) thereof at public vendue or outcry at the customary place to the highest bidder for cash after first giving notice as required by the statutes of the State of Missouri and upon such sale Trustee shall receive the proceeds of such sale and shall execute and deliver deed or deeds or other instruments of conveyance, assignment and transfer to the property sold, to the purchaser or purchasers thereof; and (4) Trustee and/or Beneficiary may proceed by suit or suits at law or in equity to enforce the Indebtedness secured hereby and/or to foreclose this Deed of Trust and in such event Trustee shall be entitled to a reasonable fee for his services and Trustee and Beneficiary shall be entitled to a reasonable fee for the services of their attorneys and agents, and for all expenses, costs and outlays. Upon or at any time after the filing of any suit to foreclose the lien hereof, Beneficiary shall be entitled as a matter of right to the appointment of a receiver of the Mortgaged Property, either before or after sale, without notice and without regard to the solvency or insolvency of Grantor at the time of the application for such receiver, and without regard to the solvency or insolvency of Grantor at the time of the application for such receiver, and without regard to the then value of the Mortgaged Property, and Trustee, or Beneficiary, may be appointed as such receiver. Such receiver shall have all powers necessary or incidental for the protection, possession, control, management and operation of the Mortgaged Property.

         In any sale or sales made by Trustee under the power herein granted, or upon any sale or sales under or by virtue of any judicial proceedings: (i) the whole of the Mortgaged Property may be sold in one parcel as an entirety, or the Mortgaged Property may be sold in separate parcels as may be determined by Trustee in his discretion; (ii) all recitals contained in any deed or other instrument of conveyance, assignment or transfer made and delivered by Trustee in pursuance of the powers granted and conferred herein, shall be prima facie evidence of the facts therein set forth; (iii) such sale or sales shall operate to divest Grantor of all right, title, interest, claim and demand, either at law or in equity, under statute or otherwise, in and to the Mortgaged Property and every part thereof so sold and shall be a perpetual bar, both in law or equity, against Grantor and any and all persons claiming or to claim from, through or under Grantor; and (iv) Beneficiary may bid for and purchase the Mortgaged Property or any part thereof and may make payment therefor by presenting to Trustee the Notes secured hereby or the other evidences of the Indebtedness secured hereby so that there may be endorsed as paid thereon the amount of such bid which is to be applied to the payment of the Indebtedness secured hereby as herein provided. Each time it shall become necessary to insert an advertisement of foreclosure, and sale is not had, Trustee shall be entitled to receive the sum of One Hundred Dollars ($100.00) for services and the amount of all advertising charges from Grantor, all of which shall be further secured hereby. Upon the foreclosure and/or sale of the Mortgaged Property, or any part thereof, the proceeds of such sale or sales shall be applied as follows: First, to the cost and expense of executing this trust, including reasonable compensation of Trustee and reasonable attorneys' fees and expenses, outlays for documentary stamps, cost of procuring title insurance commitments, continuing abstracts, title searches or examinations reasonably necessary or proper; next, to the payment of any and all advances made by Trustee or Beneficiary, with interest thereon as hereinabove provided; next, to the payment of the balance of the Indebtedness secured hereby, with interest thereon as therein provided; and any surplus thereafter shall be paid to Grantor or any other party legally entitled thereto; provided that in the event the net proceeds of such sale or sales shall not be sufficient to pay in full the Indebtedness secured hereby, Grantor hereby promises and agrees to pay any deficiency thereon on demand with interest.

         Grantor shall not apply for or avail itself of any appraisement, valuation, redemption, stay, extension or exemption laws, or any so-called "moratorium laws", now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, and hereby waives the benefit of such laws. Grantor, for itself, its successors and assigns, hereby wholly waives the period of redemption and any right of redemption provided under any existing or future law in the event of a foreclosure of this Deed of Trust. Grantor, for itself and all who may claim through or under it, hereby waives any and all right to have the property and estates comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and hereby agrees that any court having jurisdiction to foreclose such lien may order the Mortgaged Property sold as an entirety. Grantor hereby waives any order or decree of foreclosure, pursuant to the rights herein granted, on behalf of the Grantor, and each and every person acquiring any interest in or title to the Mortgaged Property, subsequent to the date of this Deed of Trust, and on behalf of all other persons to the extent permitted by applicable law.

         The Trustee may resign at any time by written instrument to that effect delivered to Beneficiary. Beneficiary shall be entitled to remove, at any time and from time to time, including any time before, during or after the commencement or completion of any foreclosure proceeding, the Trustee. In case of the death, removal, resignation, refusal to act or otherwise being unable to act of the Trustee, Beneficiary shall be entitled to select and appoint a successor Trustee hereunder by an instrument duly executed, acknowledged and recorded in the manner and form for conveyances of real estate in the State of Missouri, which recording may occur before, during or after the commencement or completion of any foreclosure proceeding, and any such successor Trustee shall thereupon succeed to Trustee as Trustee hereunder and to all of the rights, powers, duties, obligations and estate of said Trustee as if specifically named herein, provided no defect or irregularity in the resignation or removal of said Trustee or in the appointment of a successor Trustee or in the execution and recording of such instrument shall affect the validity of said resignation, removal or appointment or any act or thing done by such successor Trustee pursuant thereto. Additionally, whether the recording of the successor Trustee instrument takes place before, during or after the commencement or completion of any foreclosure proceeding shall have no effect upon the validity of said proceeding. Trustee shall not be disqualified from acting as Trustee hereunder or from performing any of the duties of Trustee, or from exercising the rights, powers and remedies herein granted, by reason of the fact that Trustee is an officer, employee or stockholder of Beneficiary, or is interested, directly or indirectly, as the holder of the Convertible Senior Secured Notes or other Indebtedness secured hereby, Grantor hereby expressly consenting to Trustee acting as Trustee irrespective of the fact that Trustee might be otherwise disqualified for any of the foregoing reasons, and that any interest which Trustee or any successor shall have or may acquire in the Indebtedness secured hereby, or the Mortgaged Property, shall neither interfere with nor prevent his acting as Trustee or from purchasing said property at said sale or sales, and all parties waive any objection to Trustee having or acquiring any such interest in the Indebtedness or Mortgaged Property and continuing to act as Trustee. Trustee covenants faithfully to perform and fulfill the trust herein created, but shall be liable, however, only for gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy, but every remedy herein provided shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, or by statute; and every power and remedy given by this Deed of Trust to Trustee or to Beneficiary may be exercised from time to time and as often as may be deemed expedient. No delay or omission by Trustee or by Beneficiary to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any default or an acquiescence therein. In case Trustee shall have proceeded to enforce any right under this Deed of Trust by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been determined adversely, then, and in such and every such case, Grantor and Trustee shall severally and respectively be restored to their former positions and rights hereunder in respect of the Mortgaged Property, and all rights, remedies and powers of Trustee shall continue as though no such proceedings had been taken. If any additional sum or sums shall become due and owing, by Grantor to Beneficiary, pursuant to the provisions hereof, the affidavit of Beneficiary shall be sufficient evidence of the fact that such additional sums are secured hereby in the amount set forth in such affidavit.

(23) GENERAL PROVISIONS. This Deed of Trust and all provisions hereof shall extend to and be binding upon Grantor and all parties claiming by, through or under Grantor. All covenants and agreements of Grantor herein shall be joint and several. Grantor acknowledges and agrees that all expenses and amounts expended by Trustee and/or Beneficiary or owed to Trustee or Beneficiary under any indemnity in this Deed of Trust, shall be due as and when incurred, bear interest at the highest rate set forth in the Notes and the Securities Purchase Agreement (the "Debt

         Instruments") (or if no rate is specified, at the maximum lawful rate) and shall constitute Indebtedness secured hereby, and all indemnities contained in this Deed of Trust shall apply notwithstanding any negligent conduct or omission of Beneficiary or Trustee (except to the extent of gross negligence or willful misconduct on the part of Beneficiary or Trustee), are in addition to any legal liability or responsibility Grantor otherwise has, and shall survive the foreclosure of this Deed of Trust and the payment of the obligations secured hereunder. The unenforceability or invalidity of any provision or provisions of this Deed of Trust shall not render any other provision or provisions herein contained unenforceable or invalid. The term "Beneficiary" shall be deemed to mean and include the endorsee(s), transferee(s) or the holder(s) at the time being of the Debt Instruments and/or any of the other Indebtedness secured hereby, and the successors and assigns of Beneficiary, and the term "Trustee" shall be deemed to mean and include any successors of the Trustee in the trust hereby created; and the covenants and agreements shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of Grantor and the successors in trust of the Trustee and the endorsee(s), transferee(s), successors and assigns of Beneficiary. All of the grants, covenants, terms, agreements, provisions and conditions herein contained shall run with the land. Time is of the essence of all Grantor's obligations hereunder. The captions or headings used herein are for the convenience of the parties and are not a part of this Deed of Trust. To the extent that proceeds of the Indebtedness secured hereby or advances under this Deed of Trust are used to pay any outstanding lien, charge or prior encumbrance against the Mortgaged Property, Beneficiary is hereby subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released. Trustee hereby lets the Mortgaged Property to Grantor and assigns until this Deed of Trust be released and satisfied, or until default be made under the covenants and agreements hereof, upon the following terms, to-wit:
         Grantor and all persons claiming or possessing said Mortgaged Property or any part thereof, shall pay rent therefor during said term at one cent per month, payable on demand, and shall and will surrender peaceful possession of said premises, and every part thereof, to Trustee immediately upon such default, and without notice or demand therefor, provided that nothing in this Deed of Trust shall be construed to prevent the Beneficiary from having and taking every legal means to enforce payment of the Indebtedness secured hereby, without having first enforced this Deed of Trust; provided, further that if Grantor shall well and truly pay or cause to be paid to Beneficiary the Indebtedness secured hereby as and when the same shall become due and payable and this Deed of Trust is no longer intended to secure future advances and future obligations under Section 443.055 R.S.Mo., as amended, then this trust shall cease and be void and the Mortgaged Property hereinbefore conveyed shall be released at the cost of Grantor, otherwise to remain in full force and effect. To the extent that Beneficiary receives any payment on account of the Indebtedness and any such payment(s) or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Indebtedness or part thereof intended to be satisfied and any and all liens, security interests, mortgages and/or other encumbrances upon or pertaining to any assets of Grantor and theretofore created and/or existing in favor of Beneficiary as security for the payment of such Indebtedness shall be revived and continue in full force and effect, as if such payment(s) had not been received by Beneficiary and applied on account of the Indebtedness. The Recitals above stated are incorporated herein by this reference.

(24) Should at any time the holder of any Note(s) determine to convert the indebtedness evidenced thereby into an equity interest in Borrower pursuant to the terms of the Securities Purchase Agreement, the Notes(s) of such holder shall cease to be "Notes" for purposes hereof and shall not be hereby secured, nor shall any equity interest in Borrower or rights in securities of Borrower arising under any Notes(s) or the Securities Agreement constitute Indebtedness secured by the Deed of Trust.

(25) This Deed of Trust is not effective unless and until the Beneficiary under the WCAS Deed of Trust consents in writing to the grant by Grantor of this Deed of Trust to Beneficiary hereunder.

         IN THE EVENT ANY OF THE INDEBTEDNESS SECURED HEREBY IS PAYABLE UPON DEMAND, NEITHER THIS DEED OF TRUST NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER, LIMIT, OR OTHERWISE IMPINGE UPON THE DEMAND CHARACTER OF SUCH INDEBTEDNESS.

         IN WITNESS WHEREOF, Grantor has executed this Missouri Future Advance Deed of Trust and Security Agreement as of the day and year first above written.

                                               Grantor:

                                               SAVVIS COMMUNICATIONS CORPORATION


                                          By:  /s/ Steven M. Gallant
                                               ---------------------------------
                                          Printed Name: Steven M. Gallant
                                                        ------------------------
                                          Title: Vice President, General Counsel
                                                 -------------------------------



STATE OF MISSOURI                     )
                                      )  SS.
COUNTY  OF JEFFERSON                  )

On this 11th day of May, 2001, before me appeared Steven M. Gallant, to me personally known, who, being by me duly sworn, did say that he/she is the V.P., Gen Counsel Savvis Communications Corporation, a Missouri corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors; and said Steven M. Gallant acknowledged said instrument to be the free act and deed of said corporation and that said corporation has no corporate seal.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.



(SEAL)                                   /s/ Cheryl L. Butcher
                                         ---------------------------------------
                                         Notary Public
My term expires October 11, 2001.
                -----------------

                                    EXHIBIT A

                                      Land


         Lot 1 of Mallinckrodt HQ Campus according to the plat thereof recorded in Plat Book 347 page 548 of the St. Louis County Records.

                                    EXHIBIT B


o Amended and Restated Credit Agreement, dated as of September 5, 2000, by and among the Registrant, as guarantor, SAVVIS Communications Corporation, a Missouri corporation, as borrower, and Nortel Networks Inc., as administrative agent, and the lenders named therein;

o Pledge Agreement, dated as of September 5, 2000, by and between the Registrant and Nortel Networks Inc., as administrative agent for the lenders;

o Amended and Restated Pledge and Security Agreement, dated as of September 5, 2000, by and between SAVVIS Communications Corporation, a Missouri corporation and Nortel Networks Inc., as administrative agent for the lenders;

o Pledge and Security Agreement, dated as of September 5, 2000, by and between Global Network Assets, LLC and Nortel Networks Inc., as administrative agent for the lenders;

o Amended and Restated Guaranty Agreement, dated as of September 5, 2000, delivered by the Registrant to and in favor of Nortel Networks Inc., as administrative agent for itself and the other lenders;

o Amended and Restated Guaranty Agreement, dated as of September 5, 2000, delivered by Global Network Assets, LLC to and in favor of Nortel Networks Inc., as administrative agent for itself and the other lenders.